UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 15, 2010


                             GENESIS BIOPHARMA, INC.
             (Exact name of registrant as specified in its chapter)

          Nevada                     000-53127                  75-3254381
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                          1601 N. Sepulveda Blvd., #632
                        Manhattan Beach, California 90266
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (866) 963-2220

                            Freight Management Corp.
                          Suite 200, 8275 Eastern Ave.
                             Las Vegas, Nevada 89123
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 15, 2010, Freight Management Corp., a Nevada corporation (the "Company"), and Genesis Biopharma, Inc., a Nevada corporation and a newly formed merger subsidiary wholly owned by the Company ("Merger Sub"), consummated a merger transaction (the "Merger") whereby Merger Sub merged into the Company, with the Company as the surviving corporation. The Company and Merger Sub filed the Articles of Merger on March 15, 2010 with the Secretary of State of Nevada, along with the Agreement and Plan of Merger entered into by the two parties effective as of March 15, 2010 (the "Merger Agreement"). The Merger Agreement and the Articles of Merger provided for an amendment of the Company's Articles of Incorporation, which changed the Company's name to "Genesis Biopharma, Inc." effective as of March 15, 2010. A copy of the Merger Agreement is attached as
Exhibit 10.1 and a copy of the Articles of Merger is attached as Exhibit 3(i).3, and both are incorporated herein by reference.

As a result of the Merger, the Company acquired all of the assets and contractual rights, and assumed all of the liabilities, of Merger Sub with respect to an Asset Purchase Agreement (the "Purchase Agreement"). Effective March 15, 2010, the Company and Merger Sub entered into the Purchase Agreement with Hamilton Atlantic, a Cayman Islands company ("Hamilton"), whereby Hamilton sold, and Merger Sub acquired, all of Hamilton's rights, title and interest to certain assets related to the development and commercialization of biotechnology drugs, primarily anti-CD55 antibodies (the "Anti-CD55 Antibody Program"), including certain patents, patent applications, materials, and know-how. The Anti-CD55 Antibody Program consists of antibodies that could be developed and commercialized for the treatment of cancer. As consideration, the Company agreed to issue to Hamilton 20,960,016 shares of the Company's common stock. The Purchase Agreement contains customary representations and warranties of the buyer and the seller typical for transactions of this nature as well as related indemnification provisions. A copy of the Purchase Agreement is attached as
Exhibit 10.2 and is incorporated herein by reference.

On March 15, 2010, after the effectiveness of the Merger, we entered into a Patent and Know How Licence (the "License Agreement") with Cancer Research Technology Limited, a company registered in England and Wales ("CRT"). Pursuant to the License Agreement, CRT granted to the Company an exclusive, worldwide right and license in certain intellectual property related to a proprietary, therapeutic use of anti-CD55 antibodies, including rights to patents and patent applications related thereto, to research, develop, use, make, distribute, and sell products utilizing the licensed intellectual property. The license granted to the Company expires on the later to occur of the expiration of the relevant licensed patent in the relevant country or 10 years after the date that the first therapeutic product was placed on the market in such country. In consideration for the license, the Company agreed to pay to CRT (pound)30,000 in royalties upon the effective date of the License Agreement. In addition, the Company agreed to pay CRT additional royalties based on the achievement of certain milestones, including the consummation of financing by the Company and other milestones relating to the commencement of Phase III clinical studies, the filing of new drug applications, and the grant of marketing approval related to the licensed products. A copy of the License Agreement is attached as Exhibit
10.3 and is incorporated herein by reference.

The disclosure regarding the Private Placement (as that term is defined in Item 3.02) in Item 3.02 with respect to the Private Placement Subscription Agreements are incorporated herein by reference.

DISCLOSURE PURSUANT TO ITEM 2.01 (F) FOLLOWS:

FORWARD-LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED DUE TO FACTORS SUCH AS, AMONG OTHERS, LIMITED OPERATING HISTORY, DIFFICULTY IN DEVELOPING, EXPLOITING AND PROTECTING PROPRIETARY TECHNOLOGIES, INTENSE COMPETITION AND SUBSTANTIAL REGULATION IN BIOTECH AND PHARMACEUTICAL INDUSTRIES. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES CAN BE FOUND IN THE FOLLOWING DISCUSSION, INCLUDING THE "RISKS FACTORS" SECTION BELOW.

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DESCRIPTION OF BUSINESS

OVERVIEW

Freight Management Corp. (now renamed Genesis Biopharma, Inc.) was incorporated in the State of Nevada on September 17, 2007 to engage in the development of an internet-based, intelligent online system for business owners, freight forwarders, and business people in the shipping/freight industry and export/import industry who require assistance with their freight and shipping related inquiries. As a result of our recent acquisition of the assets related to the Anti-CD55 Antibody Program and the License Agreement, we have become a biopharmaceutical company engaged in the development and commercialization of drugs and other clinical solutions for underserved diseases, including metastatic cancers and lethal infectious diseases.

PLAN OF OPERATION

         For the coming year we plan to continue to develop and commercialize proprietary products that provide sustained clinical value. Such products will likely be directed towards aggressive diseases such as metastatic cancers and lethal infectious diseases, although other large underserved markets will be targeted as well. The key elements of our business strategy that we plan on implementing are as follows:

     * Advancing, selectively and cost-effectively, select product candidates based on proof-of-concept studies and ongoing assessment of their market potential;
     * Developing and deploying our internal know-how related to smart search methods and drug discovery methods to develop proprietary cocktail therapies and personalized medicine regimens. If discoveries are made within this program, they may be commercialized either as a proprietary combination or cocktail drug therapy, or possibly as a service that will assist physicians in prescribing combination or cocktail drug regimens;
     * Establishing strategic relationships with marketing and development partners to maximize sales and development potential for our products and to obtain access to additional development, commercial, or financial resources; and
     * Licensing or acquiring enabling technologies and complementary drug candidates, preferably at the clinical stage.

VG102 DEVELOPMENT PLANS

VG102 is a chimeric monoclonal antibody targeting the CD55 antigen that is over-expressed on approximately 80 percent of solid tumors and has broad clinical applicability. The parent antibody has previously been used extensively as an immunodiagnostic agent in humans. There is an urgent need to enhance the efficacy of the current generation of anti-cancer antibodies. VG102 has potential for development in a wide range of cancer indications and also as either a stand-alone monotherapy or in combination with other marketed cancer immunotherapies. We believe VG102 has potential to be developed as a platform technology.

The primary strategy for the development of VG102 will be to develop the antibody as a monotherapy in the first instance, with the expectation that we will be required by regulatory authorities to evaluate the antibody in combination with standard treatment (likely chemotherapy) against standard treatment alone. Furthermore, it may be sensible to select, as the initial disease target, an indication which would fall within the EU and US Orphan Drug designation (diseases with relatively few patients), as qualifying for this designation affords certain benefits to companies developing such drugs, such as market exclusivity, funding and tax benefits. This route lowers the barriers to market entry for the new product. The product may then be subsequently developed for other indications, which may have larger markets. A further possibility is the development of the product for fast-track status. These programs, typically of the FDA, are designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs. To be eligible for this program, there must be no effective treatment available for the disease or the product in question must bring certain benefits over existing treatments.

We believe the VG102 product may also have utility as a combination therapy, to be evaluated in combination with other agents, which are already approved for cancer therapy. It is generally the case that investigational agents entering

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human clinical trials must initially be trialed in combination with agents that are already approved for the target indication. These are usually chemotherapeutic regimens, although with the approval of newer, biological agents such as monoclonal antibodies, there may be the potential for comparison with these agents in a clinical trial setting.

Colorectal cancer monotherapy is a likely indication for VG102. The market for similar targeted colorectal cancer therapies was $7 billion in 2006, based on information obtained from BioPlan Associates. The market success of these drugs is unusual in that they do not typically replace other drugs. They are often added to therapy regimes, having the effect of adding to the total colorectal cancer market. Some regimes are also increasing from two to three drugs, creating additional market opportunity. In addition to colorectal cancer, CD55 has broad applicability in other cancers given that CD55 is over-expressed on 80% of solid tumors. This includes potential for treating breast and lung cancers as well. The parent antibody of VG102 has already been used safely in over 100 human patients in diagnostic cancer imaging studies. Based on this data, along with computer-generated studies performed on the chimeric version, we believe that VG102 will be safe and non-immunogenic.

ADDITIONAL PLANS FOR DRUG DISCOVERY ACTIVITIES AND CLINICAL APPLICATIONS

We will also focus on developing and utilizing smart search algorithms for use in drug discovery activities and other clinical applications. These algorithms, which are based on proven engineering methods, may eventually provide clinical utility in multiple areas, including but not limited to the discovery of cocktail therapies, construction of personalized medicine regimens, and for improved optimization of research or manufacturing methods. Indications of interest for cocktail therapies include lethal pandemic influenza, Methicillin-Resistant STAPHYLOCOCCUS AUREUS (an infectious bacterial disease, "MRSA"), and diseases of normal aging. For construction of personalized medicine regimens, possible areas of clinical utility include pharmaceutical treatment of depression, pharmaceutical treatment of late-stage cancer, and optimized use of nutritional supplements.

We will require additional funds to implement the development programs set forth above. The company anticipates spending between $500,000 to $1,000,000 in the coming year to process the VG102 drug development program, cocktail drug discovery activities, and potential licensing opportunities. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to obtain financing on favorable terms, or if at all. In addition, there is no assurance that we will be able to maintain our operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

INTELLECTUAL PROPERTY

The unique binding specificity of the VG102 parent antibody to CD55 underpins the strength of the intellectual property position, allowing potential protection for use in cancer as a monotherapy or in combination therapies. It is the subject of 8 patent applications in major markets, including the United States, European Union, and Japan. Exclusive and worldwide patent rights are licensed from Cancer Research Technology. In addition, we have acquired the rights to 11 patents and patent applications related primarily to the Anti-CD55 Antibody Program through our asset purchase transaction with Hamilton Atlantic.

COMPETITION

The development and commercialization of pharmaceutical products is highly competitive. We will be competing against a wide range of pharmaceutical and biotechnology companies that have greater resources than us, including existing research and development programs in the markets we plan to target. We must compete with these companies both in regard to the discovery technology we use to identify potential product candidates and in regard to the development and commercialization of our product candidates themselves.

Competition in the pharmaceutical and medical products industries is intense and is characterized by costly and extensive research efforts and rapid technological progress. We are aware of many pharmaceutical companies also actively engaged in the development of therapies for the treatment of cancer and other clinical indications that are of interest to the Company. These companies have substantially greater research and development capabilities as well as substantially greater marketing, financial and human resources than we do. In addition, many of these companies have significantly greater experience than we have in undertaking pre-clinical testing, human clinical trials and other regulatory approval procedures. Such companies include, among others, Roche, Amgen, GlaxoSmithKline, and Novartis. Our competitors may develop technologies and products that are more effective than those we are currently researching and

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developing. Such developments could render our products less competitive or possibly obsolete. We are also competing with respect to marketing capabilities and manufacturing efficiency, areas in which we have limited experience. Mergers, acquisitions, joint ventures and similar events may also significantly change the competition.

There are many available drugs for bacterial infections, cancer, and other clinical indications of interest, as discussed previously in the overview of our business. All of these available drugs are or will be marketed by pharmaceutical companies with substantially greater resources than we have. In addition, a number of generic pharmaceutical products are available. The availability of a large number of branded prescription products, generic products and over-the-counter products could limit the demand for, and the price we are able to charge for a product candidate, if approved. In addition to those drugs discussed, there may be alternative treatments or preventive measures available that significantly impact the market potential of our product candidates.

Our ability to commercialize our product candidates will be limited to the extent that we are able to obtain patent protection for our product candidates or patent or trade secret protection for our formulations as well as our ability to protect our trade secrets.

GOVERNMENTAL REGULATIONS

FDA REGULATION OF DRUGS AND BIOLOGICS

Prescription pharmaceutical products are subject to extensive pre- and post-marketing regulation by the U.S. Food and Drug Administration (FDA), including regulations that govern the testing, manufacturing, safety, efficacy, labeling, storage, record-keeping, advertising and promotion of the products under the Federal Food, Drug and Cosmetic Act, and by comparable agencies in most foreign countries.

In the United States, at the federal government level, the FDA is principally responsible for regulating drugs and biologics, including the product candidates we have under development. Failure to comply with applicable regulatory requirements may subject a company to administrative or judicially imposed sanctions, such as warning letters, product recalls, product seizure, injunctions, civil penalties, disgorgement of past or future profits, criminal prosecution, suspension of production, license suspension or revocation, withdrawal of an approval, or FDA refusal to approve pending marketing applications.

The steps ordinarily required before a new pharmaceutical product may be marketed in the United States begin primarily with preclinical testing. Preclinical tests include laboratory evaluation of product chemistry, toxicology and other characteristics. Animal studies are used to assess the potential safety of the product. Many preclinical studies are regulated by the FDA and must comply with good laboratory practice, or GLP, regulations. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring such studies to be replicated if the data are to be submitted to the FDA in support of a marketing application for a new drug.

With regards to cocktail therapies or combination drugs, in March 2006, the FDA released Guidance for Industry: Nonclinical Safety Evaluation of Drug Combinations. The guidance discusses what preclinical studies are appropriate to support the clinical study and approval of new combination products and therapies. In the case of new products composed of previously marketed drugs, the guidance states that generally the FDA believes sufficient clinical and preclinical data will exist for each drug component separately. Therefore, in such a case, the issues to be resolved before the new product is tested in humans generally relate to possible interactions between the components of the proposed product. The guidance identifies specific potential interaction issues to be considered and suggests the type of testing that may be appropriate to resolve any issues that require such testing.

The results of the preclinical development work, together with other information as required by the FDA, are summarized in an investigational new drug application, or IND, which must be submitted to the FDA before the drug may be provided to clinical investigators for use in humans in clinical trials. An IND also sets forth the plan for investigating the drug, including the protocols for each planned study. FDA regulations provide that human clinical trials may begin 30 days following submission of an IND, unless the FDA advises otherwise or requests additional information, clarification, or additional time to review the application. Clinical trials cannot begin until any concerns raised by the FDA have been resolved.

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Each clinical trial must also be approved by an independent institutional review board, or IRB, which is typically associated with the institution or research facility at which the investigator will conduct the trial, before the trial may begin. The IRB must approve the protocol and the procedures for obtaining the informed consent of the study participants. An IRB will consider, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution in which the study will be conducted. The IRB is required to conduct continuous review of the trials at intervals appropriate to the degree of risk involved and may suspend or terminate its approval if the trials are not being conducted in accordance with the IRB's approval or there has been unexpected serious harm to subjects.

During the conduct of a clinical trial, a company is required to monitor the investigators' compliance with the clinical study protocol and other FDA requirements, including the requirements to submit reports to the sponsor, the IRB, and the FDA, and to keep detailed records regarding study findings and use and disposition of the study drug. Although monitoring can help reduce the risk of inadequate compliance by study investigators, it cannot eliminate this risk entirely. Inadvertent regulatory noncompliance by the investigator, or intentional investigator misconduct, can jeopardize the usefulness of study results and, in rare circumstances, require a company to repeat a study. A company must report to the FDA any adverse event that is both unexpected and serious and for which there is a reasonable possibility that the event may have been caused by the investigational drug. In addition, a company must within seven days report to the FDA any unexpected fatal or life-threatening event that may have been caused by the drug. The FDA may stop the trials by placing a "clinical hold" on such trials because of concerns about, for example, the safety of the product being tested. Such holds can cause substantial delay and in some cases may require abandonment of a product candidate.

Clinical testing in humans involves the administration of the investigational drug to healthy volunteers or to patients under the supervision of a qualified principal investigator, usually a physician, pursuant to an FDA-reviewed protocol. Human clinical trials typically are conducted in three sequential phases, but the phases may overlap. Phase 1 clinical trials consist of testing the product in a small number of patients or healthy volunteers, primarily to evaluate the drug's safety, at one or more dosage levels, as well as to study the drug's pharmacokinetic and/or pharmacodynamic profile. In Phase 2 clinical trials, in addition to safety, the efficacy of multiple dose levels of the product is evaluated in a patient population. Phase 3 clinical trials typically involve additional testing for safety and clinical efficacy in an expanded population at multiple geographically dispersed sites.

Upon completion of clinical trials, a company seeking FDA approval to market a new drug must file a new drug application, or NDA, with the FDA, or in the case of a biological product, a biological license application, or BLA. To approve an NDA, the FDA must determine, based on the information submitted in the application, that the drug is safe and effective for its intended uses. To approve a BLA, the FDA must determine that the product is safe, pure, and potent and that the facilities in which the product is manufactured or otherwise handled meet the applicable standards. In addition to reports of the preclinical and clinical trials conducted under IND, the NDA or BLA includes information pertaining to the product's safety and efficacy, preparation of the drug substance, analytical methods, drug product formulation, manufacturing details, and proposed product packaging and labeling. In addition, the manufacturing facility must also pass an FDA current Good Manufacturing Practices ("cGMP") inspection before the marketing application can be approved.

Submission of an NDA or BLA does not assure FDA approval for marketing. After the application is submitted, the FDA initially determines whether all pertinent data and information have been submitted before accepting the application for filing. After the application is accepted for filing, the FDA begins its substantive review. The FDA typically will request a review of the data in the NDA or BLA and recommendation regarding approval by an advisory committee consisting of outside experts. The FDA may accept or reject the advisory committee's recommendations, or accept them with modifications. The application review process generally takes a year or longer to complete, although reviews of drugs that meet a medical need for serious or life-threatening diseases may be accelerated or prioritized for a six-month review. The FDA may deny approval of an application. Any such denial may require extensive additional testing, which could take years to complete, in order to make the application approvable, or the denial may be based on considerations that cannot be favorably resolved through additional testing. In some circumstances, the FDA may approve an application even though some unanswered questions remain about the product, if the applicant agrees to conduct post-marketing studies. The FDA may impose other conditions of approval as well. Expedited or accelerated approvals may require additional larger confirmatory clinical studies to be conducted following approval.

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Product approval may be withdrawn if compliance with regulatory requirements is not maintained or if post-marketing adverse events associated with the product are reported that cannot be addressed satisfactorily through changes to the product's labeling or warnings to healthcare professionals. The FDA requires reporting of certain safety and other information that becomes known to a manufacturer of an approved product. A company may become aware of such information from reports of adverse events suspected to be related to the product, voluntarily provided to the company and/or to the FDA by physicians and other healthcare professionals, or from published scientific data. In some circumstances, the FDA may require the company to make changes to its approved product labeling or to issue safety warnings to healthcare professionals or the public, which may have a negative impact on product sales. In addition, the Amendments Act of 2007 provides the FDA with expanded authority over drug products after approval, including the authority to require post-approval studies and clinical trials, labeling changes based on new safety information, and compliance with risk evaluation and mitigation strategies, or REMS, approved by the FDA. The FDA's exercise of this authority could result in delays or increased costs during the period of product candidate development, clinical trials and regulatory review and approval, increased costs to assure compliance with new post-approval regulatory requirements, and potential restrictions on the sale of approved products, which could lead to lower product revenues to us or our collaborators. Manufacturing and sales may also be disrupted or delayed in the event of failure to comply with all required cGMP, as determined by FDA investigators in periodic inspections of manufacturing facilities. Upon approval, a drug or biological product may only be marketed for the approved indications, in the approved dosage forms, and at the approved dosage. The nature of marketing claims that we will be permitted to make in the labeling and advertising of our products will be limited to those specified in an FDA approval.

OTHER REGULATIONS

In addition to laws and regulations enforced by the FDA, we are also subject to regulation under National Institutes of Health guidelines as well as under the Controlled Substances Act, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local laws and regulations, as our research and development may involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds.

In addition to regulations in the United States, we are subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our investigational product candidates. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

PROPERTIES

We do not own any real property and do not currently lease office space. Our employees work out of their homes or out of another employer's offices with the employer's permission. We intend to outsource substantially all of the clinical development work by contract research and manufacturing providers.

EMPLOYEES

We have four employees, including three part-time employees. Our Chief Financial Officer, Richard McKilligan, is a part-time employee and will provide services as needed. We do not expect any material changes in the number of employees over the next 12-month period. We do and will continue to outsource contract employment as needed.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not

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presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

WE ARE A DEVELOPMENT-STAGE COMPANY AND IF OUR DEVELOPMENT EFFORTS FAIL OUR STOCK PRICE COULD DECREASE AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT.

We are in the development stage. We have not conducted any significant operations to date or received any operating revenues. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, many of which may be beyond our control. These include, but are not limited to, problems relating to product development, testing, regulatory compliance, manufacturing, marketing, costs and expenses that may exceed current estimates and competition. No assurance can be given that any future technologies or products will be successfully developed, commercialized and accepted by the marketplace or that sufficient revenues will be realized to support operations or future research and development programs and if our development efforts are unsuccessful the value of the our common stock could decrease and you could lose your entire investment.

WE CURRENTLY HAVE NO REVENUES AND WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO OPERATE OUR BUSINESS AND YOUR INVESTMENT COULD BE DILUTED.

We do not expect to generate any revenues until, and if, we receive approval from the FDA and other regulatory authorities for our product candidates, to sell our drugs. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from cash on hand, licensing fees and grants. Based on our current development plans, we expect that our current cash levels will be sufficient to fund our operations only until the second quarter of 2010. We will need to seek additional sources of financing in addition to the proceeds from the Private Placement, which may not be available on favorable terms, if at all. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete planned pre-clinical testing and clinical trials or obtain approval of our product candidates from the FDA and other regulatory authorities. In addition, we could be forced to discontinue product development, reduce or forego sales and marketing efforts and forego attractive business opportunities. Any additional sources of financing will likely involve the issuance of our equity securities, which will have a dilutive effect on our stockholders.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NEVER BECOME PROFITABLE, WHICH COULD REDUCE THE VALUE OF YOUR INVESTMENT.

We expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed in developing and commercializing one or more of our product candidates, we expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we:

     * continue to undertake pre-clinical development and clinical trials for our product candidates;
     *    seek regulatory approvals for our product candidates;
     * in-license or otherwise acquire additional products or product candidates;
     *    add internal systems and infrastructure; and
     *    hire additional personnel.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

OUR LIMITED OPERATING EXPERIENCE COULD MAKE OUR OPERATIONS INEFFICIENT OR INEFFECTIVE, CAUSING YOUR INVESTMENT TO DIMINISH IN VALUE.

We are a development-stage company and have not demonstrated our ability to perform the functions necessary for the successful commercialization of any of our product candidates. The successful commercialization of our product candidates will require us to perform a variety of functions, including:

     *    continuing to undertake pre-clinical development and clinical trials;

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     *    participating in regulatory approval processes;
     *    formulating and manufacturing products; and
     *    conducting sales and marketing activities.

Our management team has limited experience in performing these functions and may not perform them efficiently or effectively which could create losses that could reduce the value of our common stock.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S "PENNY STOCK" REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

TRADING IN OUR COMMON SHARES ON THE OTC BULLETIN BOARD IS LIMITED AND SPORADIC MAKING IT DIFFICULT FOR OUR SHAREHOLDERS TO SELL THEIR SHARES OR LIQUIDATE THEIR INVESTMENTS.

Our common shares are currently quoted on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

WE CURRENTLY HAVE LIMITED FULL TIME MANAGEMENT. IF WE ARE UNABLE TO HIRE QUALIFIED PERSONNEL, OUR ABILITY TO GROW WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND IF WE ARE UNABLE TO DO SO, THE VALUE OF OUR COMMON STOCK COULD BE REDUCED.

We currently have four employees, including three part-time employees. Attracting and retaining qualified personnel will be critical to our success. Our success is highly dependent on the hiring and retention of key personnel and scientific staff. Certain of our current officers, directors, scientific advisors and/or consultants or certain of the officers, directors, scientific advisors and/or consultants hereafter appointed may from time to time serve as officers, directors, scientific advisors and/or consultants of other biopharmaceutical or biotechnology companies. There can be no assurance that such other companies will not have interests in conflict with ours. The loss of key personnel or the failure to recruit necessary additional personnel does and will further impede the achievement of development objectives. We do not have "key person" life insurance policies for any of our officers. There is intense competition for qualified personnel in our area of activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of its respective business.

We rely, in substantial part, and for the foreseeable future will rely, on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of regulatory approval, clinical management, manufacturing, marketing and sales. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to us on a timely basis when needed, or that we can find qualified replacements. If we are unable to retain the services of qualified personnel we may not be able to develop the products we intend to develop and the value of our common stock could be reduced.

WE MAY NOT OBTAIN THE NECESSARY U.S. OR WORLDWIDE REGULATORY APPROVALS TO COMMERCIALIZE OUR PRODUCT CANDIDATES, WHICH COULD NEGATIVELY AFFECT OUR ABILITY TO MARKET OUR PRODUCTS AND COULD REDUCE OUR REVENUES AND THE MARKET PRICE OF OUR COMMON STOCK.

We will need FDA approval to commercialize our product candidates in the U.S. and approvals from the FDA equivalent regulatory authorities in foreign jurisdictions to commercialize our product candidates in those jurisdictions. In order to obtain FDA approval of any of our product candidates, we must submit to the FDA a New Drug Application, or NDA, demonstrating that the product candidate is safe for humans and effective for its intended use. This demonstration requires significant research and animal tests, which are referred to as pre-clinical studies, as well as human tests, which are referred to as clinical trials. Satisfaction of the FDA's regulatory requirements typically takes many years, depends upon the type, complexity and novelty of the product candidate and requires substantial resources for research, development and testing. We cannot predict whether our research and clinical approaches will result in drugs that the FDA considers safe for humans and effective for indicated uses. The FDA has substantial discretion in the drug approval process and may require us to conduct additional preclinical and clinical testing or to perform post-marketing studies. The approval process may also be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may:

     * delay commercialization of, and our ability to derive product revenues from, our product candidates;
     *    impose costly procedures on us; and
     *    diminish any competitive advantages that we may otherwise enjoy.

Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our NDAs. We cannot be sure that we will ever obtain regulatory clearance for our product candidate. Failure to obtain FDA approval of any of our product candidates will severely undermine our business by reducing our number of salable products and, therefore, corresponding product revenues.

In foreign jurisdictions, we must receive approval from the appropriate regulatory authorities before we can commercialize our drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize our product candidate for sale outside the United States.

IF WE ARE UNABLE TO DEVELOP OUR PRODUCT CANDIDATES TO THE POINT WHERE AN NDA CAN BE FILED THE PRICE OF OUR COMMON STOCK COULD DECREASE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

Our product candidates are in early stages of development and require extensive pre-clinical testing and clinical development. While we intend to file multiple Investigational New Drug Applications ("IND") with the FDA, we cannot give any assurance that we will be able to do so. If we are able to obtain an IND, we intend to enter human clinical trials. We cannot predict with any certainty if or when we might commence any such clinical trials or whether such trials will yield sufficient data to permit us to proceed with additional clinical development and ultimately submit an NDA for regulatory approval of our product candidate or whether such an NDA will be accepted.

OUR PRODUCTS USE NOVEL ALTERNATIVE TECHNOLOGIES AND THERAPEUTIC APPROACHES, WHICH HAVE NOT BEEN WIDELY STUDIED AND IF THESE TECHNOLOGIES ARE INEFFECTIVE WE MAY NEVER DEVELOP VIABLE PRODUCTS AND THE VALUE OF OUR COMMON STOCK COULD DECREASE.

Our product development efforts focus on novel alternative therapeutic approaches and new technologies that have not been widely studied. These approaches and technologies may not be successful. We are applying these approaches and technologies in our attempt to discover new treatments for conditions that are also the subject of research and development efforts of many other companies and if they are found to be ineffective the value of our common stock may decrease.

IF OUR COMPETITORS, INCLUDING THOSE WHO HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO, DEVELOP PRODUCTS OR TECHNOLOGIES THAT MAKE OURS OBSOLETE OR NONCOMPETITIVE THE VALUE OF OUR COMMON STICK COULD DECREASE.

Many companies are engaged in the pursuit of safe and effective therapeutics for cancer, infectious diseases, and other clinical indications of interest to the Company. Our future success will depend on our ability to maintain a competitive position with respect to technological advances. Technological developments by others may result in our products becoming obsolete.

We are subject to significant competition from pharmaceutical and biotechnology companies, academic and research institutions, and government or other publicly-funded agencies that are pursuing the development of therapeutic products and technologies that are substantially similar to our proposed therapeutic products and technologies, or that otherwise address the indications we are pursuing. Our most significant competitors include major biotechnology companies such as Genentech, Amgen, Genzyme, Gilead Sciences, and Biogen Idec, and major pharmaceutical companies such as Merck, Pfizer, Sanofi-Aventis, Novartis, Johnson & Johnson, and Eli Lilly. Most of our current and potential competitors have substantially greater research and development capabilities and financial, scientific, regulatory, manufacturing, marketing, sales, human resources, and experience than we do. Many of our competitors have several therapeutic products that have already been developed, approved and successfully commercialized, or are in the process of obtaining regulatory approval for their therapeutic products in the United States and internationally.

Many of these companies have substantially greater capital resources, research and development resources and experience, manufacturing capabilities, regulatory expertise, sales and marketing resources, established relationships with consumer products companies and production facilities.

Universities and public and private research institutions are also potential competitors. While these organizations primarily have educational objectives, they may develop proprietary technologies or secure patent protection that we may need for the development of our technologies and products. We may attempt to license these proprietary technologies, but these licenses may not be available to us on acceptable terms, if at all.

Our competitors, either alone or with their collaborative partners, may succeed in developing technologies or products that are more effective, safer, more affordable or more easily commercialized than ours, and our competitors may obtain intellectual property protection or commercialize products sooner than we do. Developments by others may render our product candidates or our technologies obsolete making it difficult for us to generate revenues and the value of our common stock could decrease.

IF WE ARE UNABLE TO FINANCE CLINICAL TRIALS, OR SUPPORT THEM IN ANY WAY, OUR CLINICAL TRIALS MAY NOT BE COMPLETED AND THE PRICE OF OUR COMMON STOCK COULD DECREASE.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time-consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

     *    unforeseen safety issues;
     *    determination of dosing issues;
     *    lack of effectiveness during clinical trials;
     *    slower than expected rates of patient recruitment;
     *    inability to monitor patients adequately during or after treatment;
          and
     * inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

IF THE RESULTS OF OUR CLINICAL TRIALS DO NOT SUPPORT OUR PRODUCT CANDIDATE CLAIMS THE VALUE OF OUR COMMON STOCK MAY DECREASE.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates.

In addition, our clinical trials involve a small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and could result in decrease in the value of our common stock.

IF PHYSICIANS AND PATIENTS DO NOT ACCEPT AND USE OUR DRUGS, WE MAY BE UNABLE TO GENERATE REVENUE FROM OUR PRODUCTS AND IT COULD RESULT IN A DECREASE IN THE VALUE OF OUR COMMON STOCK.

Even if the FDA approves our product candidates, physicians and patients may not accept and use them. Acceptance and use of our product will depend upon a number of factors including:

     * perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drugs;
     *    cost-effectiveness of our product relative to competing products;
     * availability of reimbursement for our products from government or other healthcare payers; and
     * effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of our current product candidates, if approved, to generate substantially all of our revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

WE HAVE NO COMMERCIAL MANUFACTURING CAPABILITY AND IF WE CANNOT FIND THIRD PARTIES TO MANUFACTURE OUR PRODUCT CANDIDATES AND THE MATERIALS USED TO MAKE THEM WE MAY BE UNABLE TO GENERATE REVENUE.

Completion of any clinical trials and commercialization of our product candidates require access to, or the development of, facilities to manufacture a sufficient supply of our proteins, enzymes, and other reagents needed to produce and commercialize our technology. Since we currently have no manufacturing capability of our own, we are highly dependent on CMOs to produce these materials for us or our collaborators for non-clinical, clinical and/or commercial purposes. Our success depends on our ability to have these compounds manufactured on a commercial scale or to obtain commercial quantities, in either case, at reasonable cost. We may not be able to procure sufficient quantities of the products we develop, or the materials used to make them, to meet our or our collaborators' needs for non-clinical or clinical development or commercialization. We may compete with other parties for access to manufacturing facilities and suitable alternatives may be unavailable to us. As a result, our product candidates may suffer delays in manufacture if our CMOs give other products greater priority than our product candidates or the materials needed to make them. It is time-consuming and expensive to change contract manufacturers for pharmaceutical products, particularly when the products are under regulatory review in a New Drug Application process. If we fail to maintain essential manufacturing and service relationships, we may not be able to replace an important CMO or to develop our own manufacturing capabilities, either of which could impede our ability to obtain regulatory approval for our product candidates and delay or prevent our or our collaborators' product development and commercialization. If we do find replacement CMOs, we may not be able to enter into agreements with them on terms and conditions favorable to us and, there could be a considerable delay before a new facility could be qualified and registered with the appropriate authorities. If we encounter delays or difficulties in connection with manufacturing, commercialization of our products and technology could be delayed, we could have difficulty generating revenue.

THE MANUFACTURE OF OUR PRODUCT CANDIDATES IS A COMPLEX AND HIGHLY-REGULATED PROCESS. IF ANY OF OUR CMOS ENCOUNTER PROBLEMS MANUFACTURING MATERIALS FOR US, WE MAY NOT GENERATE REVENUE AND THE PRICE OF OUR COMMON STOCK COULD DECREASE.

The FDA and foreign regulators require manufacturers to register manufacturing facilities. The FDA and foreign regulators also inspect these facilities to confirm compliance with cGMP or similar requirements that the FDA or foreign regulators establish. The manufacture of product candidates and key reagents at any facility will be subject to strict quality control, testing, and record keeping requirements, and continuing obligations regarding the submission of safety reports and other post-market information. Ultimately, we, our CMOs, or other suppliers may not meet these requirements. Our CMOs may face manufacturing or quality control problems causing product production and shipment delays or a situation where we or they may not be able to maintain compliance with the FDA's cGMP requirements, or those of foreign regulators, necessary to continue manufacturing our product candidates and materials. Any failure to comply with cGMP requirements or other FDA or foreign regulatory requirements could adversely affect our clinical research activities and our ability to market and develop our products candidates.

Additionally, we and the third parties with whom we contract to manufacture our proteins face the significant, normal scale-up risks associated with protein manufacturing: proteins are difficult to produce; it is difficult to scale up protein manufacturing processes; and it is expensive to produce proteins. These process manufacturing and/or regulatory problems could increase the cost, delay the timeline, or render unfeasible the commercial launch of our product candidates, reducing our ability to generate revenue and possibly causing the price of our common stock to decrease .

IF THE EFFICACY OF OUR PRODUCTS IS DIMINISHED AS A RESULT OF THEIR PROTEIN CONTENT, WE MAY HAVE DIFFICULTY GENERATING REVENUE.

Proteins that are foreign to a living body often provoke an immune response. Protein drugs produced by recombinant technology, even though they have the same primary amino acid sequence as a native human protein, sometimes provoke formation of antibodies that bind to the protein drug. Some such antibodies bind so as to prevent the protein drug from engaging its receptor, and thus neutralize the drug activity of the protein. Furthermore, neutralizing antibodies provoked by administration of a protein drug may react with endogenous proteins whose natural activity the drug was intended to supplement, thereby inducing a total lack of both therapeutic and natural activities in the patient. Such a condition can prove fatal. We will not know if the proteins we develop as product candidates will provoke neutralizing antibody responses in humans until they are evaluated in clinical trials. It is possible that our product candidates may be rendered ineffective for the therapeutic purpose for which they are intended or could induce harm to patients because of the neutralizing effect of antibodies to endogenous proteins in humans in response to our proteins.

Additionally, all protein drugs, or reagents used in the manufacture of the protein drugs, that are expressed by recombinant technology retain some trace of contaminating proteins from the host cells used to express the protein drug. These host cell proteins may increase the chances of an immunogenic response that could diminish the therapeutic efficacy of the protein and decrease our ability to generate revenue.

IF WE ARE UNABLE TO EFFECTIVELY MARKET AND DISTRIBUTE OUR PRODUCTS WE MAY BE UNABLE TO GENERATE SIGNIFICANT REVENUE.

We currently have no sales, marketing or distribution capabilities. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of its proposed products. Our future success depends, in part, on our ability to enter into and maintain such collaborative relationships, the collaborator's strategic interest in the products under development and such collaborator's ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our product in the United States or overseas.

IF WE FAIL TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR SECURE RIGHTS TO PATENTS OF OTHERS, THE VALUE OF OUR INTELLECTUAL PROPERTY RIGHTS WOULD DIMINISH.

Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

To date, we hold certain exclusive rights under U.S. patent applications as well as rights under foreign patent applications. We anticipate filing additional patent applications both in the U.S. and in other countries, as appropriate. However, we cannot predict:

     * the degree and range of protection any patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents;
     *    if and when patents will issue;
     * whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or
     * whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as our licensors and contractors. To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we rely on trade secret protection and confidentiality agreements. To this end, we often require our employees, consultants, advisors and contractors to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information. If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

IF WE INFRINGE THE RIGHTS OF THIRD PARTIES WE COULD BE PREVENTED FROM SELLING PRODUCTS, FORCED TO PAY DAMAGES, AND TO DEFEND AGAINST LITIGATION.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

     * obtain licenses, which may not be available on commercially reasonable terms, if at all;
     *    redesign our products or processes to avoid infringement;
     *    stop using the subject matter claimed in the patents held by others;
     *    pay damages; or
     * defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

OUR ABILITY TO GENERATE PRODUCT REVENUES WILL BE DIMINISHED IF OUR DRUGS SELL FOR INADEQUATE PRICES OR PATIENTS ARE UNABLE TO OBTAIN ADEQUATE LEVELS OF REIMBURSEMENT.

Our ability to commercialize our drugs, alone or with collaborators, will depend in part on the extent to which reimbursement will be available from:

     *    government and health administration authorities;
     *    private health maintenance organizations and health insurers; and
     *    other healthcare payers.

Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Healthcare payers, including Medicare, are challenging the prices charged for medical products and services. Government and other healthcare payers increasingly attempt to contain healthcare costs by limiting both coverage and the level of reimbursement for drugs. Even if our product candidates are approved by the FDA, insurance coverage may not be available, and reimbursement levels may be inadequate, to cover our drugs. If government and other healthcare payers do not provide adequate coverage and reimbursement levels for any of our products, once approved, market acceptance of our products could be reduced.

WE MAY NOT SUCCESSFULLY MANAGE OUR GROWTH, WHICH COULD REDUCE THE PRICE OF OUR COMMON STOCK.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train qualified personnel. If we are unable to manage our growth effectively, the price of our common stock could be reduced.

WE WILL USE HAZARDOUS AND BIOLOGICAL MATERIALS IN OUR BUSINESS. ANY CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF THESE MATERIALS COULD BE TIME CONSUMING AND COSTLY.

Our products and processes will involve the controlled storage, use and disposal of certain hazardous and biological materials and waste products. We and our suppliers and other collaborators are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Even if we and these suppliers and collaborators comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of any insurance we may obtain and exceed our financial resources. We may not be able to maintain insurance on acceptable terms, or at all. We may incur significant costs to comply with current or future environmental laws and regulations.

WE MAY INCUR SUBSTANTIAL LIABILITIES AND MAY BE REQUIRED TO LIMIT
COMMERCIALIZATION OF OUR PRODUCTS IN RESPONSE TO PRODUCT LIABILITY LAWSUITS.

The testing and marketing of medical products entail an inherent risk of product liability. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with corporate collaborators. We currently do not carry clinical trial insurance or product liability insurance. Although we intend to obtain clinical trial insurance prior to the commencement of any clinical trials, we, or any corporate collaborators, may not be able to obtain insurance at a reasonable cost, if at all. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

OUR BYLAWS CONTAIN PROVISIONS INDEMNIFYING OUR OFFICERS AND DIRECTORS AGAINST ALL COSTS, CHARGES AND EXPENSES INCURRED BY THEM.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

INVESTORS' INTERESTS IN OUR COMPANY WILL BE DILUTED AND INVESTORS MAY SUFFER DILUTION IN THEIR NET BOOK VALUE PER SHARE IF WE ISSUE ADDITIONAL SHARES OR RAISE FUNDS THROUGH THE SALE OF EQUITY SECURITIES.

In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers and directors:

     Name               Age                       Position
     ----               ---                       --------
Robert Brooke           29      President, Chief Executive Officer, and Director
Richard McKilligan      46      Secretary, Treasurer, Chief Financial Officer,
                                and Director
Ibrahim Abotaleb        34      Director
Gerald Lewis            60      Director

ROBERT BROOKE was appointed as our President, Chief Executive Officer, and also as a Director, on March 15, 2010. Mr. Brooke is the founder and President of Percipio Biosciences, Inc., a research diagnostics company that manufactures and distributes world-wide products related to oxidative stress research. From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report as the most active investor in private placements by public biotechnology companies. He currently is a member of the Los Angeles Gerontology Research Group. Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005.

RICHARD MCKILLIGAN was appointed as our Secretary, Treasurer, Chief Financial Officer, and also as a Director, on March 15, 2010. Mr. McKilligan is a director of Bristol Investment Fund, Ltd., which holds a significant equity stake in the Company. He is also Chief Financial Officer and General Counsel of Derycz Scientific, Inc., a publicly traded company engaged in providing published content to its customers for marketing, regulatory or research purposes. Mr. Brooke was an associate with Morgan, Lewis & Bockius, LLP in their New York and London offices from 2000 until January 2006. He is a member of the State Bar of California, the New York State Bar Association and The Florida Bar. Mr. McKilligan earned his law degree from Cornell Law School, his MBA from the University of Chicago and his undergraduate degree in Accountancy from the University of Illinois at Urbana-Champaign.

IBRAHIM ABOTALEB has been a Director of the Company since inception. He was our President and Chief Executive Officer since the Company's inception until his resignation on March 15, 2010. From September 2006 to the present, Mr. Abotaleb has been employed as the Commercial and Marketing Manager for Medlevant Shipping Co. in Alexandria. Medlevant is the exclusive representative for Hapag-Lloyd AG in Egypt. From January 2006 to August 2006 he was employed as the Sales & Marketing Manager for the Arabian Gulf Marine Trading Co., which was the representative for Hatsu Marine Limited. From July 2001 to December 2005 he was employed with the Arabian Gulf Marine Co. where he first served as the Marketing and Business Deputy manager and was promoted to Business Export Manager in January 2003. From October 1998 to June 2001 he was employed with Finmar Shipping Co., an agency representative of the Yang Ming Line. He started as a Sales Executive and was promoted to Sales Supervisor in January 2000. Mr. Abotaleb received a Master's degree in Shipping and International Transport from the Arab Academy of Science and Technology, in Alexandria, Egypt in 2004. He also received a Bachelor's degree in Accounting from the University of Alexandria, Egypt in 1997.

GERALD LEWIS has been a Director of the Company since inception, and was the Secretary, Treasurer and Chief Financial Officer from inception until his resignation on March 15, 2010. Prior to his retirement in 2005, Mr. Lewis was self employed in the apartment rental business, which he started in 1979. He owned various buildings, and up to 135 rental suites, in Edmonton, Alberta Canada, which he managed and operated himself. He received a degree in mechanical engineering from the University of Alberta in 1972 and his P.Eng (professional engineering certification) in 1975.

There are no family relationships among any of our directors, executive officers or key employees.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; AGREEMENTS

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, except for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Our Bylaws provide indemnification by the Company of any individual made a party to proceeding because he is or was an officer, director, employee or agent of the Company against liability incurred in the proceeding, to the fullest extent permissible under the laws of Nevada. The Bylaws provide that the Company advance the expenses of officers and directors incurred in defending any such proceeding, provided that the Company received an undertaking from such person to repay the expenses advanced if it is ultimately determined that he is not entitled to be indemnified.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Company's acquisition of the assets pursuant to the Purchase Agreement from Hamilton, and after the related 24-for-1 forward stock split and the related merger of our wholly owned subsidiary, Mr. Brooke acquired beneficial ownership of 9,940,008 shares (post-split) of our common stock held by Mr. Abotaleb and Mr. McKilligan acquired beneficial ownership of 2,720,016 shares (post-split) of our common stock held by Mr. Abotaleb. The balance of the shares held by Mr. Abotaleb and all of the shares held by Mr. Lewis, totaling an aggregate of 83,339,976 (post-split), were then returned to the Company for cancellation and are no longer outstanding.

Richard McKilligan is a director of Bristol Investment Fund, Ltd., which is one of the investors in our recently completed private placement and a current stockholder of the Company.

VOTING SECURITIES

Our authorized capital stock consists of 1,800,000,000 shares of common stock, $0.001 par value per share. Our common stock is the only class of voting securities issued and outstanding. Each share of common stock is entitled to one vote. As of the date of this report (after adjustment for the split and the return to our treasury for cancellation of 83,339,976 shares of our common stock), there were 71,860,008 shares of our common stock issued and outstanding.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $.001, is currently quoted on the OTC Bulletin Board under the symbol "FGGT"; however, no active trading market in our securities has yet commenced. We have requested for a new trading symbol from FINRA, and we expect to be assigned the new symbol shortly after the filing of this report. As of the date of this report, there were 71,860,008 shares (after taking into effect our recently completed 24-for-1 forward stock split and our recent private placement) of our common stock outstanding and approximately 46 holders of record. A total of 9,940,008 shares (post-split) are beneficially held by Mr. Brooke, a total of 2,720,016 shares (post-split) are beneficially held by Mr. McKilligan, an additional 12,799,968 shares (post-split) are held by investors in our recently completed private placement, and an additional 20,960,016 shares (post-split) are held by Hamilton Atlantic pursuant to the Purchase Agreement, all of which shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act. Under Rule 144, such shares can only be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.

We have not paid any cash dividends since inception to the holders of our common stock. We currently intend to retain any earnings for internal cash flow use.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

We do not currently compensate our directors in cash for their service as members of our board of directors. We do reimburse our directors for reasonable expenses in connection with attendance at board meetings. From inception to date, we have not paid compensation to our executive officers. The Company intends to enter into definitive employment agreements with Mr. Brooke and Mr. McKilligan, which agreements will provide for compensation commensurate for their responsibilities as executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of March 19, 2010 by: (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, pursuant to the rules prescribed by the SEC we deem outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 19, 2010 and we do not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. As of the date of this report, we do not have any options, warrants, or other convertible securities outstanding.

                                        Shares of Common Stock        Percent of Common Stock
  Name                                   Beneficially Owned (1)        Beneficially Owned (1)
  ----                                   ----------------------        ----------------------
5% OR GREATER OWNERS:
Hamilton Atlantic (2)                         20,960,016                      29.2%
Theorem Group, LLC (3)                         6,400,008                       8.9%

DIRECTORS AND EXECUTIVE OFFICERS:
Robert Brooke                                  9,940,008                      13.8%
Richard McKilligan                             2,720,016                       3.8%
Ibrahim Abotaleb                                       0                         0
Gerald Lewis                                           0                         0

All directors and executive officers
 as a group (4 persons):                      12,660,024                      17.6%

----------
(1) Applicable percentage ownership is based on 71,860,008 shares (post-split) of common stock outstanding at March 19, 2010. The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.
(2) Amy Wang and Graham May exercise dispositive and voting control with respect to the shares held by Hamilton Atlantic.
(3) Anshuman Dube exercises dispositive and voting control with respect to the shares held by Theorem Group.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have standing audit, nominating or compensation committees of the board of directors, or committees performing similar functions, and therefore our entire board of directors performs such functions. We are not currently listed on any national exchange and are not required to maintain such committees by any self-regulatory agency. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Messrs. Abotaleb and Lewis are independent directors. All directors participate in the consideration of director nominees. We do not have a policy with regard to attendance at board meetings.

We do not have a policy with regard to consideration of nominations of directors. We accept nominations for directors from our security holders. There is no minimum qualification for a nominee to be considered by our directors. All of our directors will consider any nomination and will consider such nomination in accordance with his or her fiduciary responsibility to the Company and its stockholders.

Security holders may send communications to our board of directors by writing to Genesis Biopharma, Inc., 1601 N. Sepulveda Blvd., #632, Manhattan Beach, California 90266, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective March 15, 2010, the Company sold to accredited investors pursuant to subscription agreements, in a private placement offering (the "Private Placement"), an aggregate of 12,799,968 shares (post-split) of its common stock (the "Shares"), for an aggregate purchase price of $400,000. The Common Stock Subscription Agreements granted the investors "piggy-back" registration rights with respect to the Shares, pursuant to which the Company agreed, in the event the Company determines to register its common stock with the Securities and Exchange Commission, that it would include as part of the registration statement registering its common stock the Shares.

The securities sold by the Company in the Private Placement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder and pursuant to Section 4(2) thereof.

A copy of the form of Private Placement Subscription Agreement is attached as
Exhibit 10.4 to this report and is incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2010, Ibrahim Abotaleb resigned as the Company's President and Chief Executive Officer, and Gerald Lewis resigned as the Secretary, Treasurer, and Chief Financial Officer. Effective ten days from the filing of an information statement pursuant to Rule 14f-1 and its distribution to the Company's stockholders, Mr. Abotaleb and Mr. Lewis resigned from the Company's board of directors.

On March 15, 2010, the Company appointed Robert Brooke as its President and Chief Executive Officer, and the Company appointed Richard McKilligan as its Secretary, Treasurer, and Chief Financial Officer. In addition, Mr. Brooke and Mr. McKilligan were appointed to the Company's board of directors.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 15, 2010, the Company also effected a 24-for-1 forward stock split, with a record date of March 15, 2010, and correspondingly increased the number of its authorized shares to 1,800,000,000. The Certificate of Change attached as
Exhibit 3(i).2 is incorporated herein by reference.

The disclosure regarding the Articles of Merger in Item 2.01 and Exhibit 3(i).3 hereto are incorporated herein by reference. Effective on March 15, 2010, 2005, the Articles of Merger amended the Company's Articles of Incorporation and changed its name to "Genesis Biopharma, Inc."

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit                            Description of Exhibit
-------                            ----------------------

3(i).1* Articles of Incorporation filed with the Nevada Secretary of State on September 7, 2007.

3(i).2 Certificate of Change filed with the Nevada Secretary of State on March 15, 2010.

3(i).3 Articles of Merger filed with the Nevada Secretary of State on March 15, 2010.

10.1           Agreement and Plan of Merger between Freight Management Corp.
               (renamed Genesis Biopharma, Inc.) and and Genesis Biopharma, Inc., filed with the Nevada Secretary of State on March 15, 2010.

10.2 Asset Purchase Agreement among Freight Management Corp. (renamed Genesis Biopharma, Inc.), Genesis Biopharma, Inc., and Hamilton Atlantic, filed with the Nevada Secretary of State on March 15, 2010.

10.3 Patent and Know How Licence between Cancer Research Technology Limited and Genesis Biopharma, Inc. (formerly Freight Management Corp.) dated March 15, 2010. (1)

10.4           Form of Private Placement Subscription Agreement.


----------
* Incorporated by reference from the Company's Registration Statement on Form SB-2 filed on January 29, 2008.

(1) Certain portions of the exhibit have been omitted pursuant to Registrant's confidential treatment request filed with the Commission pursuant to Rule 246-2 under the Securities Exchange Act of 1934. The omitted text has been filed separately with the Commission.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2010                   GENESIS BIOPHARMA, INC.


                                       By: /s/ Robert Brooke
                                           -------------------------------------
                                           Robert Brooke
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit                            Description of Exhibit
-------                            ----------------------

3(i).1* Articles of Incorporation filed with the Nevada Secretary of State on September 7, 2007.

3(i).2 Certificate of Change filed with the Nevada Secretary of State on March 15, 2010.

3(i).3 Articles of Merger filed with the Nevada Secretary of State on March 15, 2010.

10.1           Agreement and Plan of Merger between Freight Management Corp.
               (renamed Genesis Biopharma, Inc.) and and Genesis Biopharma, Inc., filed with the Nevada Secretary of State on March 15, 2010.

10.2 Asset Purchase Agreement among Freight Management Corp. (renamed Genesis Biopharma, Inc.), Genesis Biopharma, Inc., and Hamilton Atlantic, filed with the Nevada Secretary of State on March 15, 2010.

10.3 Patent and Know How Licence between Cancer Research Technology Limited and Genesis Biopharma, Inc. (formerly Freight Management Corp.) dated March 15, 2010. (1)

10.4           Form of Private Placement Subscription Agreement.


----------
* Incorporated by reference from the Company's Registration Statement on Form SB-2 filed on January 29, 2008.

(1) Certain portions of the exhibit have been omitted pursuant to Registrant's confidential treatment request filed with the Commission pursuant to Rule 246-2 under the Securities Exchange Act of 1934. The omitted text has been filed separately with the Commission.